Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement (Form S-8 333-221429) pertaining to the 2016 Long Term Incentive Plan of Goodrich Petroleum Corporation,
2.	Registration Statement (Form S-3 333-217675) pertaining to the registration of securities Goodrich Petroleum Corporation may offer and sell not to exceed $250 million,
3.	Registration Statement (Form S-1 No. 333-216015) pertaining to Common Stock, 13.50% Convertible Second Lien Senior Secured Notes due 2019, related Warrants and Common Stock upon conversion,
4.	Registration Statement (Form S-8 No. 333-214080) pertaining to the 2016 Long Term Incentive Plan of Goodrich Petroleum Corporation,
5.	Registration Statement (Form S-1 No. 333-215051) pertaining to the registration of Common Stock issued pursuant to the Plan of Reorganization pertaining to Goodrich Petroleum Corporation Common Stock.

of information relating to our firm in the form and content in which they appear in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018 and to the inclusion of our report dated January 28, 2019 in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

March 5, 2019

              SUITE  800,  350  7TH  AVENUE, S.W.                                                   CALGARY, ALBERTA T2P 3N9                                           TEL (403) 262-2799                                                FAX (403) 262-2790

                  621  17TH STREET, SUITE 1550                                                       DENVER, COLORADO 80293-1501                                       TEL (303) 623-9147                                                FAX (303) 623-4258